DEFERRED COMPENSATION AGREEMENT

          AGREEMENT made as of the second day of February, 2000, by and between Harris & Harris Group, Inc., a corporation organized under the laws of the State of New York (the "Company"), and Charles E. Harris (the "Executive").

          WHEREAS, the Company and the Executive are parties to an employment agreement;

          WHEREAS, the employment agreement obligates the Company to adopt a supplemental executive retirement plan for the benefit of the Executive;

          WHEREAS, in order to effect the foregoing, the Company and the Executive wish to enter into a Deferred Compensation Agreement on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

Section 1.  Deferred Compensation Account; Contributions to Trust.

            (1)  The Company shall credit to a book reserve (the
"Deferred Compensation Account") commencing as of October 19, 1999 and for each month thereafter, an amount equal to 8.25% of the Executive's Base Salary (as defined in the employment agreement between the Company and the Executive dated October 19, 1999 (the "Employment Agreement")) for such month; provided that the Executive is employed with the Company on the last business day of such month. The Deferred Compensation Account shall be debited with amounts representing all losses and distributions from the Trust (as hereinafter defined) and shall be credited with all earnings of and deposits to the Trust or amounts otherwise contributed to the Trust.

            (2) Any amounts represented by credits made to the Deterred Compensation Account in accordance with the first sentence of paragraph (1) above shall be contributed by the Company on the last business day of each month to the trust (the "Trust") established under the Trust Agreement substantially in the form of Exhibit A annexed hereto (the "Trust Agreement"); provided, however, that amounts represented by credits in respect of all completed calendar months from October 19, 1999 to the date of execution hereof shall be contributed to the Trust within 5 business days after execution of this Agreement. Amounts contributed to the Trust shall be invested and reinvested in accordance with the provisions of the Trust Agreement. To the extent that the Company is required to withhold hospital insurance tax or other taxes in respect of credits to the Deferred Compensation Account representing earnings of the Trust prior to distribution of such earnings to the Executive pursuant to Section 2 below, the Company and the Executive may agree that such withholding obligation shall be satisfied from amounts otherwise payable to the Executive and, in the absence of such agreement, such withholding obligation shall be satisfied from amounts held in the Trust or amounts otherwise contributed to the Trust.

            (3) The Executive agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any debits or credits made to him under the Trust by reason of losses or earnings on investments made in accordance with the provisions of the Trust Agreement.

Section 2.  Benefit Payments.

            (1) The Executive shall determine the form and timing of the distribution of amounts held in the Trust; provided that, however, no distribution shall be made from the Trust unless the Executive shall have provided the Company with a written request for a distribution (such request shall specify the timing and form of the distribution) at least six months in advance of the day such distribution is to be made from the Trust, and further provided that, such request shall have been forwarded to the Trustee at least six months in advance of the day such distribution is to be made from the Trust. In addition, where the Executive requests a distribution from the Trust while still employed by the Company, a six percent reduction shall be imposed on such distribution, and a corresponding debit shall be made to the Deferred Compensation Account. Notwithstanding the foregoing, in the event a termination of the Period of Employment (as defined in the Employment Agreement) occurs pursuant to paragraph 6 ("Disability"), 7 ("Death") or 8 ("Effect of Termination of Employment") of the Employment Agreement, the Company shall pay (or cause to be paid from the Trust) to the Executive or to the Executive's beneficiary or estate (in the event of his death) in cash a lump sum equal to the amount reflected in the Deferred Compensation Account as of the effective date of the Executive's termination.

           (2) The beneficiary referred to in paragraph (1) above may be designated or changed by the Executive (without the consent of any prior beneficiary) on a form provided by the Company and delivered to the Company before the Executive's death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, the lump sum payment payable under paragraph (1) above shall be payable to the Executive's estate.

Section 3.  Vesting.

           The Executive's interest in the Deferred Compensation Account shall be 100% vested and non-forfeitable.

Section 4.  Unfunded Arrangement.

            It is the intention of the parties hereto that the arrangement described in this Agreement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this Agreement or the Trust Agreement and no action taken pursuant to the provisions of this Agreement or the Trust Agreement shall create or be construed to create a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. Any funds that may be invested under the provisions of the Trust Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. This Agreement constitutes a mere promise by the Company to make a benefit payment in the future.

Section 5.  Nonalienation of Benefits.

            The right of the Executive or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Executive or the Executive's beneficiary or estate.

Section 6.  No Right to Employment.

            Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity.

Section 7.  Effect on Other Benefits.

            Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

Section 8.  Binding Agreement.

            This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives.

Section 9.  Governing Law.

            This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles.

Section 10. Validity.

            The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 11. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 12. Arbitration.

            Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be shared equally by the Company and by the Executive; provided that the arbitrator shall be entitled to include as part of the award to the prevailing party the reason able legal fees and expenses incurred by such party in an amount not to exceed $25,000 in connection with enforcing its rights hereunder.

Section 13. Amendment.

            The Agreement may be amended in whole or in part by a written instrument executed by both parties hereto.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

                                   HARRIS & HARRIS GROUP, INC.


                                   By: /s/ Mel P. Melsheimer
                                       ---------------------
                                       Mel P. Melsheimer,
                                       President